Farmer Mac Reports Third Quarter 2016
Financial Results
Record Outstanding Business Volume of $17.2 Billion
WASHINGTON, November 9, 2016 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today announced its results for the fiscal quarter ended September 30, 2016, which included $131 million in net new business volume growth that brought total outstanding business volume to $17.2 billion as of September 30, 2016. Farmer Mac's net income attributable to common stockholders for third quarter 2016 was $16.4 million ($1.54 per diluted common share), compared to $8.4 million ($0.74 per diluted common share) in third quarter 2015. Farmer Mac's third quarter 2016 core earnings, a non-GAAP measure, were $14.4 million ($1.36 per diluted common share), compared to $13.0 million ($1.23 per diluted common share) in second quarter 2016 and $13.2 million ($1.17 per diluted common share) in third quarter 2015.
"Our third quarter results continued the strong performance we have seen throughout 2016, as reflected by significant new business volume, improving spreads, good credit quality, and strong profitability," said President and Chief Executive Officer Tim Buzby. "In particular, agricultural loan purchases within the Farm & Ranch and USDA Guarantees lines of business were very strong, totaling more than $400 million, as we are getting to review more opportunities in a market where credit is a bit tighter. We are maintaining our credit requirements and our underwriting discipline, but we believe the relative value that our GSE model brings to bear is greater when credit becomes more scarce. We continue to believe that Farmer Mac is well positioned to deliver upon its mission in this kind of market environment."

Earnings
Farmer Mac's net income attributable to common stockholders for third quarter 2016 was $16.4 million ($1.54 per diluted common share), compared to $8.4 million ($0.74 per diluted common share) for third quarter 2015. The increase in third quarter 2016 compared to third quarter 2015 was primarily due to the effects of unrealized fair value changes on financial derivatives and hedged assets, which was a $0.9 million after-tax gain in third quarter 2016, compared to a $4.5 million after-tax loss in third quarter 2015.
Core earnings in third quarter 2016 were $14.4 million ($1.36 per diluted common share), compared to $13.0 million ($1.23 per diluted common share) in second quarter 2016, and $13.2 million ($1.17 per diluted common share) in third quarter 2015. The $1.4 million sequential quarterly increase in core earnings was primarily attributable to a $0.8 million after-tax increase in net effective spread, a non-GAAP measure. Also contributing to the increase was a decrease in credit-related expenses resulting from net releases from the allowance for losses of $20,000 after-tax in third quarter 2016 compared to net provisions of $0.3 million after-tax in second quarter 2016. Operating expenses also decreased sequentially by $0.3 million after-tax, driven by lower general and administrative (G&A) expenses and lower compensation and benefits expenses. The decrease in G&A expenses was attributable to a decrease in legal and accounting fees. The decrease in compensation and benefits expenses was due to seasonally higher payroll taxes during second quarter 2016 related to payouts of variable incentive compensation which did not recur during third quarter 2016.
The year-over-year $1.2 million increase in core earnings was primarily attributable to an increase in net effective spread of $1.2 million after-tax and an increase in guarantee and commitment fee income of $0.1 million after-tax. The increase was offset in part by an increase of $0.1 million after-tax in credit-related expenses due to a decrease in the release from the allowance for losses in third quarter 2016 compared to third quarter 2015. Operating expenses were flat between third quarter 2016 and third quarter 2015, as lower G&A expenses were offset by an increase in compensation and benefits expenses.

The lower G&A expenses were attributable to a decrease in legal fees and outside professional services fees for application and information systems consulting. The higher compensation and benefits expenses resulted from an increase in headcount and employee health insurance costs.
See "Use of Non-GAAP Measures" below for more information about core earnings, core earnings per share, and net effective spread and for a reconciliation of the comparable GAAP measures to these non-GAAP measures.
Business Volume Highlights
During third quarter 2016, Farmer Mac added $1.1 billion of new business volume, with purchases of AgVantage securities and Farm & Ranch loans and long-term standby purchase commitments ("LTSPCs") driving the volume growth. Specifically, Farmer Mac:

•	purchased $528.2 million of AgVantage securities, including $16.0 million in Farm Equity AgVantage securities;

•	purchased $282.7 million of newly originated Farm & Ranch loans;

•	added $155.7 million of Farm & Ranch loans under LTSPCs;

•	purchased $87.3 million of USDA Securities;

•	issued $31.9 million of Farmer Mac Guaranteed USDA Securities; and

•	purchased $20.0 million of Rural Utilities loans.
After $974.6 million of maturities and principal paydowns on existing business during third quarter 2016, Farmer Mac's outstanding business volume increased by $131.2 million from June 30, 2016 to $17.2 billion as of September 30, 2016. The increase in Farmer Mac's outstanding business volume was driven by net portfolio growth in Farm & Ranch loans of $149.9 million and USDA Securities of $60.5 million. The new business volume in the Institutional Credit line of business included the purchase of a $500.0 million AgVantage security from Metropolitan Life Insurance Company ("MetLife") and the purchase of $16.0 million under Farm Equity AgVantage facilities with agricultural real estate investment funds. MetLife used the proceeds from Farmer Mac's purchase of the $500 million AgVantage security to refinance an AgVantage security of the same amount that matured in third quarter 2016.

Spreads
Net interest income was $35.6 million in third quarter 2016, compared to $32.2 million in third quarter 2015. In percentage terms, net interest income for third quarter 2016 was 0.89 percent, compared to 0.90 percent in third quarter 2015. The year-over-year increase in dollars was due to several factors. One factor was the impact of an increase in short-term interest rates on assets and liabilities indexed to LIBOR due to the Federal Reserve's decision to raise the target range for the federal funds rate in fourth quarter 2015. This effect on net interest income occurred because interest expense used to calculate net interest income does not include all the funding expenses related to these assets, specifically the expense on undesignated financial derivatives. The increase in short-term rates on assets and liabilities indexed to LIBOR did not have a similar effect on net effective spread as described below because net effective spread includes interest expense from all funding related to such assets, including interest expense from undesignated financial derivatives. Also contributing to the year-over-year increase in net interest income were (1) growth in outstanding business volume, (2) a wider spread on a large AgVantage security that was refinanced in third quarter 2016 compared to the spread on the original security, and (3) an increase in the net effect of consolidated trusts due to an increase in securitization activity of Farm & Ranch loans during 2015 and the first nine months of 2016. Farmer Mac earns the difference between the interest income recognized on loans in consolidated trusts and the related interest expense recognized on debt securities of consolidated trusts held by third parties. The year-over-year decrease in net interest income in percentage terms primarily related to (1) a higher average balance maintained in lower-earning cash and investment securities in third quarter 2016 compared to third quarter 2015 to increase Farmer Mac's liquidity position and (2) a tighter spread on a large AgVantage security that was refinanced in first quarter 2016 at a shorter maturity than the original security.
Farmer Mac's net effective spread, a non-GAAP measure, was $32.2 million in third quarter 2016, compared to $31.0 million in second quarter 2016 and $30.4 million in third quarter 2015. In percentage terms, net effective spread for third quarter 2016 was 0.86 percent, compared to 0.84 percent in second quarter 2016 and 0.88 percent in third quarter 2015. Farmer Mac uses net effective spread as an alternative measure to net interest income because management believes it is a useful metric that accurately reflects the economics of the net spread between all the assets owned by Farmer Mac and all related funding, including any associated derivatives, some of which may not be reflected in net interest income under GAAP.
The sequential increase in quarterly net effective spread in dollar terms was primarily due to (1) continued improvement in third quarter 2016 of LIBOR-based funding costs for floating rate assets indexed to LIBOR due to adjustments in Farmer Mac's funding strategies for these types of assets and some improvement in the LIBOR-based funding market, (2) growth in average outstanding business volume, and (3) a wider spread on a large AgVantage security that was refinanced during third quarter 2016. The sequential increase in quarterly net effective spread in percentage terms was primarily due to the improvement in third quarter 2016 of LIBOR-based funding costs and a wider spread on a large AgVantage security that was refinanced during third quarter 2016.
The year-over-year increase in net effective spread in dollar terms was primarily attributable to growth in average outstanding business volume and a wider spread on a large AgVantage security that was refinanced during third quarter 2016. The year-over year decrease in quarterly net effective spread in percentage terms was due to a higher average balance maintained in lower-earning cash and investment securities in third quarter 2016 compared to third quarter 2015 to increase Farmer Mac's liquidity position, partially offset by the increase in spread on a large AgVantage security that was refinanced during third quarter 2016.
Credit Quality
Credit quality remained stable across Farmer Mac's four lines of business. In the Farm & Ranch portfolio, 90-day delinquencies were $18.4 million (0.31 percent of the Farm & Ranch portfolio) as of September 30, 2016, compared to $22.1 million (0.38 percent) as of June 30, 2016, $32.1 million (0.56 percent) as of December 31, 2015, and $36.7 million (0.67 percent) as of September 30, 2015. The decrease in Farmer Mac's 90-day delinquencies as a percentage of its Farm & Ranch portfolio from year-end primarily related to (1) the workout in January 2016 of two Agricultural Storage and Processing loans that financed one canola facility and (2) Farmer Mac's receipt of $6.0 million to pay off two long-standing delinquent timber loans with the same borrower. Farmer Mac expects that over time its 90-day delinquency rate will eventually revert closer to Farmer Mac's historical averages due to macroeconomic and other potential factors, but Farmer Mac has not yet seen an impact on its portfolio or a rise in delinquencies related to these factors. Farmer Mac's average 90-day delinquency rate for the Farm & Ranch line of business over the last fifteen years has been approximately one percent.
For Farmer Mac's other lines of business, there are currently no delinquent AgVantage securities or Rural Utilities loans held or underlying LTSPCs, and USDA Securities are backed by the full faith and credit of the United States. As a result, across all of Farmer Mac's lines of business, 90-day delinquencies represented 0.11 percent of total business volume as of September 30, 2016, compared to 0.13 percent as of June 30, 2016, 0.20 percent as of December 31, 2015, and 0.23 percent as of September 30, 2015.
The western part of the United States, and in particular California, continues to experience drought conditions to varying degrees. Although Farmer Mac has not observed any material effect on its portfolio from the drought through September 30, 2016, the persistence of drought conditions in certain areas of the West could have an adverse effect on Farmer Mac’s delinquency rates or loss experience. Through regular discussions with its loan servicers and lenders and their customers, Farmer Mac continues to remain informed about the drought conditions and their effects in those areas.
Lines of Business
Farmer Mac's operations consist of four lines of business – Farm & Ranch, USDA Guarantees, Rural Utilities, and Institutional Credit. Net interest income by business segment for third quarter 2016 was $12.0 million (150 basis points) for Farm & Ranch, $5.8 million (119 basis points) for USDA Guarantees, $3.0 million (118 basis points) for Rural Utilities, and $12.2 million (81 basis points) for Institutional Credit. Net effective spread by business segment for third quarter 2016 was $10.7 million

(190 basis points) for Farm & Ranch, $5.2 million (107 basis points) for USDA Guarantees, $2.6 million (105 basis points) for Rural Utilities, and $11.4 million (75 basis points) for Institutional Credit.
Liquidity and Capital
Farmer Mac's core capital totaled $587.1 million as of September 30, 2016, exceeding the statutory minimum capital requirement by $112.3 million, or 24 percent, compared to $564.5 million as of December 31, 2015, which was $102.4 million, or 22 percent, above the statutory minimum capital requirement. The increase in capital in excess of the minimum capital level was due primarily to a decrease in the amount of cash and investment securities needed to manage Farmer Mac's liquidity position in third quarter 2016 and an increase in retained earnings.
As of September 30, 2016, Farmer Mac's total stockholders' equity was $600.7 million, compared to $553.5 million as of December 31, 2015. The increase in total stockholders' equity was primarily attributable to an increase in accumulated other comprehensive income due to increases in the fair value of available-for-sale USDA securities due to a decline in interest rates during the first nine months of 2016.
Farmer Mac's board of directors approved a share repurchase program during third quarter 2015 that authorized Farmer Mac to repurchase up to $25 million of its outstanding Class C non-voting common stock through September 2017. Farmer Mac did not repurchase any shares in third quarter 2016. As of September 30, 2016, Farmer Mac had repurchased approximately 668,000 shares at a cost of approximately $19.6 million since the announcement of the program.
As prescribed by FCA regulations, Farmer Mac is required to maintain a minimum of 90 days of liquidity. In accordance with the methodology prescribed by those regulations, Farmer Mac maintained an average of 147 days of liquidity during third quarter 2016 and had 151 days of liquidity as of September 30, 2016.

Use of Non-GAAP Measures
In the analysis of its financial information, Farmer Mac sometimes uses measures of financial performance that are not presented in accordance with generally accepted accounting principles in the United States (GAAP), and these are considered "non-GAAP measures." Specifically, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature, and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.
Core Earnings and Core Earnings per Share
Core earnings and core earnings per share principally differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is generally expected. Core earnings and core earnings per share also differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. For example, the loss from retirement of the Farmer Mac II LLC Preferred Stock in first quarter 2015 has been excluded from core earnings and core earnings per share because it is not a frequently occurring transaction and not indicative of future operating results. This is also consistent with Farmer Mac's previous treatment of these types of origination costs associated with securities underwriting that are capitalized and deferred during the life of the security. For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, see the "Reconciliations" section below.

Net Effective Spread
Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. Net effective spread differs from net interest income and net interest yield because it excludes (1) the amortization of premiums and discounts on assets consolidated at fair value that are amortized as adjustments to yield in interest income over the contractual or estimated remaining lives of the underlying assets, and (2) interest income and interest expense related to consolidated trusts with beneficial interests owned by third parties, which are presented on Farmer Mac's consolidated balance sheets as "Loans held for investment in consolidated trusts, at amortized cost." Farmer Mac excludes from net effective spread premiums and discounts on assets consolidated at fair value because they either do not reflect actual cash premiums paid for the assets at acquisition or are not expected to have an economic effect on Farmer Mac's financial performance if the assets are held to maturity, as is generally expected. Farmer Mac also excludes from net effective spread the interest income and interest expense associated with the consolidated trusts and the average balance of the loans underlying these trusts to reflect management's view that the net interest income Farmer Mac earns on the related Farmer Mac Guaranteed Securities owned by third parties is effectively a guarantee fee. Accordingly, the excluded interest income and interest expense associated with consolidated trusts is reclassified to guarantee and commitment fees for purposes of determining Farmer Mac's core earnings.
Net effective spread also principally differs from net interest income and net interest yield because it includes the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). Farmer Mac uses interest rate swaps to manage its interest rate risk exposure by synthetically modifying the interest rate reset or maturity characteristics of certain assets and liabilities.  The accrual of the contractual amounts due on interest rate swaps designated in hedge accounting relationships is included as an adjustment to the yield or cost of the hedged item and is included in net interest income. For undesignated financial derivatives, Farmer Mac records the income or expense related to the accrual of the contractual amounts due in "(Losses)/gains on financial derivatives and hedging activities" on the consolidated statements of operations.  However, the accrual of the contractual amounts due for undesignated financial derivatives are included in Farmer Mac's calculation of net effective spread, which is intended to reflect management's view of the net spread between an asset and all of its related funding, including any associated derivatives, whether or not they are in a hedge accounting relationship. For a reconciliation of net interest income and net interest yield to net effective spread, see the "Reconciliations" section below.
Forward-Looking Statements
Management's expectations for Farmer Mac's future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements herein, including uncertainties regarding:

•	the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;

•	legislative or regulatory developments that could affect Farmer Mac, its sources of business, or the agricultural or rural utilities industries;

•	fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;

•
the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;

•	the general rate of growth in agricultural mortgage and rural utilities indebtedness;

•
the impact of economic conditions, including the effects of drought and other weather-related conditions and fluctuations in agricultural real estate values, on agricultural mortgage lending and borrower repayment capacity;

•	developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;

•	changes in the level and direction of interest rates, which could, among other things, affect the value of collateral securing Farmer Mac's agricultural mortgage loan assets;

•	the degree to which Farmer Mac is exposed to basis risk, which results from fluctuations in Farmer Mac's borrowing costs relative to market indexes such as LIBOR; and

•	volatility in commodity prices relative to costs of production and/or export demand for U.S. agricultural products.
Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 10, 2016 and in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC earlier today. In light of these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release.  The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC. The information contained in this release is not necessarily indicative of future results.
Earnings Conference Call Information
The conference call to discuss Farmer Mac's third quarter 2016 financial results will be held beginning at 11:00 a.m. eastern time on Wednesday, November 9, 2016 and can be accessed by telephone or live webcast as follows:
Telephone (Domestic): (888) 346-2616
Telephone (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the conference chairman Tim Buzby. The call can be heard live and will also be available for replay on Farmer Mac’s website at the link provided above for two weeks following the conclusion of the call.
More complete information about Farmer Mac's performance for third quarter 2016 is set forth in Farmer Mac's Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed today with the U.S. Securities and Exchange Commission ("SEC").
About Farmer Mac
Farmer Mac is the stockholder-owned company created to deliver capital and increase lender competition for the benefit of American agriculture and rural communities. Additional information about Farmer Mac (including the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	September 30, 2016	December 31, 2015
	(in thousands)
Assets:
Cash and cash equivalents	$313,581	$1,210,084
Investment securities:
Available-for-sale, at fair value	3,001,185	2,775,025
Trading, at fair value	—	491
Total investment securities	3,001,185	2,775,516
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value	4,937,481	4,152,605
Held-to-maturity, at amortized cost	1,153,646	1,274,016
Total Farmer Mac Guaranteed Securities	6,091,127	5,426,621
USDA Securities:
Available-for-sale, at fair value	1,980,327	1,888,344
Trading, at fair value	23,489	28,975
Total USDA Securities	2,003,816	1,917,319
Loans:
Loans held for investment, at amortized cost	3,299,618	3,258,413
Loans held for investment in consolidated trusts, at amortized cost	1,039,770	708,111
Allowance for loan losses	(4,954)	(4,480)
Total loans, net of allowance	4,334,434	3,962,044
Real estate owned, at lower of cost or fair value	1,528	1,369
Financial derivatives, at fair value	4,627	3,816
Interest receivable (includes $7,683 and $7,938, respectively, related to consolidated trusts)	86,699	112,700
Guarantee and commitment fees receivable	39,655	40,189
Deferred tax asset, net	29,187	42,916
Prepaid expenses and other assets	95,066	47,780
Total Assets	$16,000,905	$15,540,354

Liabilities and Equity:
Liabilities:
Notes payable:
Due within one year	$9,295,700	$9,111,461
Due after one year	4,820,388	4,967,036
Total notes payable	14,116,088	14,078,497
Debt securities of consolidated trusts held by third parties	1,044,559	713,536
Financial derivatives, at fair value	123,796	77,199
Accrued interest payable (includes $6,487 and $6,705, respectively, related to consolidated trusts)	40,270	47,621
Guarantee and commitment obligation	37,764	38,609
Accounts payable and accrued expenses	35,575	29,089
Reserve for losses	1,969	2,083
Total Liabilities	15,400,021	14,986,634
Commitments and Contingencies
Equity:
Preferred stock:
Series A, par value $25 per share, 2,400,000 shares authorized, issued and outstanding	58,333	58,333
Series B, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,044	73,044
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 8,949,511 shares and 9,155,661 shares outstanding, respectively	8,950	9,156
Additional paid-in capital	118,897	117,862
Accumulated other comprehensive income/(loss), net of tax	13,564	(11,019)
Retained earnings	252,989	231,228
Total Stockholders' Equity	600,690	553,517
Non-controlling interest	194	203
Total Equity	600,884	553,720
Total Liabilities and Equity	$16,000,905	$15,540,354

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$6,994	$3,185	$20,235	$9,144
Farmer Mac Guaranteed Securities and USDA Securities	38,129	34,002	110,938	101,608
Loans	34,409	29,731	99,486	86,509
Total interest income	79,532	66,918	230,659	197,261
Total interest expense	43,969	34,735	127,098	102,425
Net interest income	35,563	32,183	103,561	94,836
(Provision for)/release of loan losses	(191)	1,164	(604)	978
Net interest income after (provision for)/release of loan losses	35,372	33,347	102,957	95,814
Non-interest income/(loss):
Guarantee and commitment fees	3,798	3,532	11,079	10,297
(Losses)/gains on financial derivatives and hedging activities	(1,601)	(9,568)	(13,079)	939
Gains/(losses) on trading securities	1,182	(8)	1,934	524
Gains/(losses) on sale of available-for-sale investment securities	—	3	(9)	9
Gains/(losses) on sale of real estate owned	15	—	15	(1)
Other income	707	1,060	1,221	1,933
Non-interest income/(loss)	4,101	(4,981)	1,161	13,701
Non-interest expense:
Compensation and employee benefits	5,438	5,236	16,823	16,662
General and administrative	3,474	3,676	10,757	9,873
Regulatory fees	613	600	1,838	1,800
Real estate owned operating costs, net		48	39	47
(Release of)/provision for reserve for losses	(222)	861	(114)	1,235
Non-interest expense	9,303	10,421	29,343	29,617
Income before income taxes	30,170	17,945	74,775	79,898
Income tax expense	10,529	6,327	26,264	24,327
Net income	19,641	11,618	48,511	55,571
Less: Net loss/(income) attributable to non-controlling interest	18	36	62	(5,199)
Net income attributable to Farmer Mac	19,659	11,654	48,573	50,372
Preferred stock dividends	(3,295)	(3,295)	(9,886)	(9,886)
Loss on retirement of preferred stock	—	—	—	(8,147)
Net income attributable to common stockholders	$16,364	$8,359	$38,687	$32,339

Earnings per common share and dividends:
Basic earnings per common share	$1.56	$0.76	$3.70	$2.94
Diluted earnings per common share	$1.54	$0.74	$3.60	$2.85
Common stock dividends per common share	$0.26	$0.16	$0.78	$0.48

Reconciliations
A reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with a breakdown of the composition of core earnings:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$16,364	$12,006	$8,359
Less reconciling items:
Unrealized gains/(losses) on financial derivatives and hedging activities	1,460	(2,076)	(6,906)
Unrealized gains/(losses) on trading securities	1,182	394	(8)
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(157)	(371)	(117)
Net effects of settlements on agency forward contracts	464	466	(390)
Income tax effect related to reconciling items	(1,032)	556	2,598
Sub-total	1,917	(1,031)	(4,823)
Core earnings	$14,447	$13,037	$13,182

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$32,199	$31,026	$30,387
Guarantee and commitment fees(2)	4,533	4,810	4,328
Other(3)	(32)	(125)	(93)
Total revenues	36,700	35,711	34,622

Credit related (income)/expense (GAAP):
(Releases of)/provision for losses	(31)	458	(303)
REO operating expenses	—	—	48
Gains on sale of REO	(15)	—	—
Total credit related (income)/expense	(46)	458	(255)

Operating expenses (GAAP):
Compensation and employee benefits	5,438	5,611	5,236
General and administrative	3,474	3,757	3,676
Regulatory fees	613	612	600
Total operating expenses	9,525	9,980	9,512

Net earnings	27,221	25,273	25,365
Income tax expense(4)	9,497	8,956	8,924
Net loss attributable to non-controlling interest (GAAP)	(18)	(16)	(36)
Preferred stock dividends (GAAP)	3,295	3,296	3,295
Core earnings	$14,447	$13,037	$13,182

Core earnings per share:
Basic	$1.38	$1.25	$1.20
Diluted	1.36	1.23	1.17

(1)	Net effective spread is a non-GAAP measure. See below for a reconciliation of net interest income to net effective spread.

(2)
Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)
Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and fair value adjustments on financial derivatives and trading assets and a reconciling adjustment to exclude the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(4)	Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Nine Months Ended
	September 30, 2016	September 30, 2015
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$38,687	$32,339
Less reconciling items:
Unrealized (losses)/gains on financial derivatives and hedging activities	(3,605)	8,181
Unrealized gains on trading securities	1,934	524
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(809)	(1,056)
Net effects of settlements on agency forward contracts	675	(445)
Loss on retirement of Farmer Mac II LLC Preferred Stock(1)	—	(8,147)
Income tax effect related to reconciling items	633	(620)
Sub-total	(1,172)	(1,563)
Core earnings	$39,859	$33,902

Composition of Core Earnings:
Revenues:
Net effective spread(2)	$93,174	$89,431
Guarantee and commitment fees(3)	14,012	12,425
Other(4)	(674)	(522)
Total revenues	106,512	101,334

Credit related expense (GAAP):
Provision for losses	490	257
REO operating expenses	39	47
(Gains)/losses on sale of REO	(15)	1
Total credit related expense	514	305

Operating expenses (GAAP):
Compensation and employee benefits	16,823	16,662
General and administrative	10,757	9,873
Regulatory fees	1,838	1,800
Total operating expenses	29,418	28,335

Net earnings	76,580	72,694
Income tax expense(5)	26,897	23,707
Net (loss)/income attributable to non-controlling interest (GAAP)	(62)	5,199
Preferred stock dividends (GAAP)	9,886	9,886
Core earnings	$39,859	$33,902

Core earnings per share:
Basic	$3.81	$3.08
Diluted	3.71	2.99

(1)	Relates to the write-off of deferred issuance costs as a result of the retirement of Farmer II LLC Preferred Stock.

(2)	Net effective spread is a non-GAAP measure. See below for a reconciliation of net interest income to net effective spread.

(3)
Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(4)
Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and fair value adjustments on financial derivatives and trading assets and a reconciling adjustment to exclude the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(5)	Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(in thousands, except per share amounts)
GAAP - Basic EPS	$1.56	$1.15	$0.76	$3.70	$2.94
Less reconciling items:
Unrealized gains/(losses) on financial derivatives and hedging activities	0.14	(0.19)	(0.63)	(0.33)	0.75
Unrealized gains on trading securities	0.11	0.04	—	0.18	0.05
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(0.01)	(0.04)	(0.01)	(0.08)	(0.10)
Net effects of settlements on agency forward contracts	0.04	0.04	(0.04)	0.06	(0.04)
Loss on retirement of Farmer Mac II LLC Preferred Stock	—	—	—	—	(0.74)
Income tax effect related to reconciling items	(0.10)	0.05	0.24	0.06	(0.06)
Sub-total	0.18	(0.10)	(0.44)	(0.11)	(0.14)
Core Earnings - Basic EPS	$1.38	$1.25	$1.20	$3.81	$3.08

Shares used in per share calculation (GAAP and Core Earnings)	10,473	10,456	11,028	10,464	10,992

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$1.54	$1.13	$0.74	$3.60	$2.85
Less reconciling items:
Unrealized gains/(losses) on financial derivatives and hedging activities	0.14	(0.20)	(0.62)	(0.34)	0.71
Unrealized gains on trading securities	0.11	0.04	—	0.18	0.05
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(0.01)	(0.03)	(0.01)	(0.07)	(0.09)
Net effects of settlements on agency forward contracts	0.04	0.04	(0.03)	0.06	(0.04)
Loss on retirement of Farmer Mac II LLC Preferred Stock	—	—	—	—	(0.72)
Income tax effect related to reconciling items	(0.10)	0.05	0.23	0.06	(0.05)
Sub-total	0.18	(0.10)	(0.43)	(0.11)	(0.14)
Core Earnings - Diluted EPS	$1.36	$1.23	$1.17	$3.71	$2.99

Shares used in per share calculation (GAAP and Core Earnings)	10,649	10,614	11,271	10,755	11,347

The following table presents a reconciliation of net interest income and net yield to net effective spread:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Nine Months Ended
	September 30, 2016		June 30, 2016		September 30, 2015		September 30, 2016		September 30, 2015
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$35,563	0.89%	$34,358	0.88%	$32,183	0.90%	$103,561	0.89%	$94,836	0.89%
Net effects of consolidated trusts	(735)	0.04%	(1,155)	0.02%	(796)	0.01%	(2,933)	0.02%	(2,128)	0.01%
Expense related to undesignated financial derivatives	(2,807)	(0.08)%	(2,509)	(0.07)%	(1,651)	(0.05)%	(7,985)	(0.07)%	(5,239)	(0.05)%
Amortization of premiums/discounts on assets consolidated at fair value	178	0.01%	332	0.01%	651	0.02%	531	—%	1,962	0.02%
Net effective spread	$32,199	0.86%	$31,026	0.84%	$30,387	0.88%	$93,174	0.84%	$89,431	0.87%
The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended September 30, 2016:

Core Earnings by Business Segment
For the Three Months Ended September 30, 2016
	Farm & Ranch	USDA Guarantees	Rural Utilities	Institutional Credit	Corporate	Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$12,039	$5,753	$2,963	$12,226	$2,582	$—		$35,563
Less: reconciling adjustments(1)(2)(3)	(1,336)	(564)	(320)	(799)	(345)	3,364		—
Net effective spread	10,703	5,189	2,643	11,427	2,237	3,364		—
Guarantee and commitment fees(2)	3,516	29	529	459	—	(735)		3,798
Other income/(expense)(3)(4)	276	95	—	—	(388)	320		303
Non-interest income/(loss)	3,792	124	529	459	(388)	(415)		4,101

Provision for loan losses	(191)	—	—	—	—	—		(191)

Release of losses	222	—	—	—	—	—		222
Other non-interest expense	(3,673)	(933)	(553)	(1,253)	(3,113)	—		(9,525)
Non-interest expense(5)	(3,451)	(933)	(553)	(1,253)	(3,113)	—		(9,303)
Core earnings before income taxes	10,853	4,380	2,619	10,633	(1,264)	2,949	(6)	30,170
Income tax (expense)/benefit	(3,799)	(1,533)	(917)	(3,722)	474	(1,032)		(10,529)
Core earnings before preferred stock dividends and attribution of income to non-controlling interest - preferred stock dividends	7,054	2,847	1,702	6,911	(790)	1,917	(6)	19,641
Preferred stock dividends	—	—	—	—	(3,295)	—		(3,295)
Non-controlling interest - preferred stock dividends	—	—	—	—	18	—		18
Segment core earnings/(losses)	$7,054	$2,847	$1,702	$6,911	$(4,067)	$1,917	(6)	$16,364

Total assets at carrying value	$3,436,641	$2,062,195	$1,008,903	$6,045,227	$3,447,939	$—		$16,000,905
Total on- and off-balance sheet program assets at principal balance	$6,004,728	$2,020,834	$1,867,666	$7,354,511		—		$17,247,739

(1)	Excludes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.

(2)
Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.

(3)
Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "(Losses)/gains on financial derivatives and hedging activities" on the consolidated financial statements, to determine the effective funding cost for each operating segment.

(4)
Includes reconciling adjustments for fair value adjustments on financial derivatives and trading assets. Also includes a reconciling adjustment related to the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(5)	Includes directly attributable costs and an allocation of indirectly attributable costs based on headcount.

(6)
Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends and attribution of income to non-controlling interest reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information

The following table sets forth information regarding outstanding volume in each of Farmer Mac's four lines of business as of the dates indicated:

Lines of Business - Outstanding Business Volume
	As of September 30, 2016	As of December 31, 2015
	(in thousands)
On-balance sheet:
Farm & Ranch:
Loans	$2,298,714	$2,249,864
Loans held in trusts:
Beneficial interests owned by third party investors	1,039,770	708,111
USDA Guarantees:
USDA Securities	1,927,416	1,876,451
Farmer Mac Guaranteed USDA Securities	32,364	31,554
Rural Utilities:
Loans	993,139	1,008,126
Institutional Credit:
AgVantage Securities	6,069,640	5,439,383
Total on-balance sheet	$12,361,043	$11,313,489
Off-balance sheet:
Farm & Ranch:
LTSPCs	2,224,827	2,253,273
Guaranteed Securities	441,417	514,051
USDA Guarantees:
Farmer Mac Guaranteed USDA Securities	61,054	10,272
Rural Utilities:
LTSPCs(1)	874,527	522,864
Institutional Credit:
AgVantage Securities	984,871	984,871
AgVantage Revolving Line of Credit Facility(2)	300,000	300,000
Total off-balance sheet	$4,886,696	$4,585,331
Total	$17,247,739	$15,898,820

(1)	Includes $8.8 million related to a one-year loan purchase commitment on which Farmer Mac receives a nominal unused commitment fee as of both September 30, 2016 and December 31, 2015.

(2)
As of both September 30, 2016 and December 31, 2015, this facility had not been utilized. Farmer Mac receives a fixed fee based on the full dollar amount of the facility. If the counterparty draws on the facility, the amounts drawn will be presented as AgVantage Securities, and Farmer Mac will earn interest income on those securities.

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread by Line of Business
	Farm & Ranch		USDA Guarantees		Rural Utilities		Institutional Credit		Corporate		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
September 30, 2016(1)	$10,703	1.90%	$5,189	1.07%	$2,643	1.05%	$11,427	0.75%	$2,237	0.24%	$32,199	0.86%
June 30, 2016	9,875	1.78%	4,588	0.96%	2,562	1.03%	11,407	0.77%	2,594	0.29%	31,026	0.84%
March 31, 2016	9,461	1.71%	4,308	0.91%	2,538	1.02%	11,090	0.80%	2,552	0.26%	29,949	0.82%
December 31, 2015	9,381	1.72%	4,518	0.96%	2,845	1.14%	10,899	0.80%	2,306	0.26%	29,949	0.85%
September 30, 2015	9,628	1.80%	4,630	0.99%	2,907	1.18%	11,271	0.81%	1,951	0.25%	30,387	0.88%
June 30, 2015	9,681	1.82%	4,466	0.98%	2,838	1.18%	10,860	0.78%	1,942	0.25%	29,787	0.88%
March 31, 2015(2)	10,114	1.97%	4,225	0.95%	2,804	1.15%	10,425	0.77%	1,689	0.20%	29,257	0.86%
December 31, 2014(3)	8,682	1.71%	5,250	1.19%	2,908	1.18%	9,870	0.78%	1,732	0.26%	28,442	0.91%
September 30, 2014	8,207	1.68%	5,073	1.18%	2,890	1.16%	9,823	0.78%	3,773	0.59%	29,766	0.97%

(1)	Net effective spread is a non-GAAP measure. See "Non-GAAP Measures" for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business.

(2)
Beginning in first quarter 2015, Farmer Mac revised its methodology for interest expense allocation among the Farm & Ranch, USDA Guarantees, and Rural Utilities lines of business. As a result of this revision, a greater percentage of interest expense has been allocated to the longer-term assets included within the USDA Guarantees and Rural Utilities lines of business. Net effective spread for periods prior to the quarter ended March 31, 2015 does not reflect this revision.

(3)	On October 1, 2014, $78.5 million of preferred stock issued by CoBank was called, resulting in a loss of net effective spread of $2.1 million or 30 basis points in the corporate segment. The impact on consolidated net effective spread was 7 basis points.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	September 2016	June 2016	March 2016	December 2015	September 2015	June 2015	March 2015	December 2014	September 2014
	(in thousands)
Revenues:
Net effective spread	$32,199	$31,026	$29,949	$29,949	$30,387	$29,787	$29,257	$28,442	$29,766
Guarantee and commitment fees	4,533	4,810	4,669	4,730	4,328	4,085	4,012	4,097	4,152
Other(1)	(32)	(125)	(517)	(284)	(93)	(24)	(405)	(1,285)	(2,001)
Total revenues	36,700	35,711	34,101	34,395	34,622	33,848	32,864	31,254	31,917

Credit related (income)/expense:
(Release of)/provision for losses	(31)	458	63	(49)	(303)	1,256	(696)	(479)	(804)
REO operating expenses	—	—	39	44	48	—	(1)	48	1
(Gains)/losses on sale of REO	(15)	—	—	—	—	—	1	28	—
Total credit related (income)/expense	(46)	458	102	(5)	(255)	1,256	(696)	(403)	(803)

Operating expenses:
Compensation and employee benefits	5,438	5,611	5,774	5,385	5,236	5,733	5,693	4,971	4,693
General and administrative	3,474	3,757	3,526	3,238	3,676	3,374	2,823	2,992	3,123
Regulatory fees	613	612	613	613	600	600	600	600	593
Total operating expenses	9,525	9,980	9,913	9,236	9,512	9,707	9,116	8,563	8,409

Net earnings	27,221	25,273	24,086	25,164	25,365	22,885	24,444	23,094	24,311
Income tax expense(2)	9,497	8,956	8,444	8,855	8,924	8,091	6,692	4,858	6,327
Net (loss)/income attributable to non-controlling interest	(18)	(16)	(28)	(60)	(36)	(119)	5,354	5,414	5,412
Preferred stock dividends	3,295	3,296	3,295	3,296	3,295	3,296	3,295	3,296	3,283
Core earnings	$14,447	$13,037	$12,375	$13,073	$13,182	$11,617	$9,103	$9,526	$9,289

Reconciling items:
Unrealized gains/(losses) on financial derivatives and hedging activities	1,460	(2,076)	(2,989)	2,743	(6,906)	15,982	(895)	(5,719)	4,131
Unrealized gains/(losses) on trading assets	1,182	394	358	696	(8)	170	362	1,044	(32)
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(157)	(371)	(281)	(263)	(117)	(125)	(814)	(1,247)	(678)
Net effects of settlements on agency forward contracts	464	466	(255)	(162)	(390)	197	(252)	(46)	113
Loss on retirement of Farmer Mac II LLC Preferred Stock	—	—	—	—	—	—	(8,147)	—	—
Income tax effect related to reconciling items	(1,032)	556	1,109	(1,055)	2,598	(5,679)	2,461	2,089	(1,237)
Net income attributable to common stockholders	$16,364	$12,006	$10,317	$15,032	$8,359	$22,162	$1,818	$5,647	$11,586

(1)
Fourth quarter 2014 and third quarter 2014 include $13.6 million and $17.9 million, respectively, of interest expense related to securities purchased under agreements to resell and securities sold, not yet purchased and $12.8 million and $16.4 million, respectively of gains on securities sold, not yet purchased.

(2)	Fourth quarter 2014 reflect a reduction of $1.4 million in the tax valuation allowance against capital loss carryforwards related to capital gains on securities sold, not yet purchased.